                                                                    EXHIBIT 99.1


                                ANDRX CORPORATION
                                4955 ORANGE DRIVE
                            FORT LAUDERDALE, FL 33314



                                                    March 28, 2002


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


         In connection with the audit of our consolidated financial statements as of December 31, 2001 and for the year then ended, we have received representations from Arthur Andersen LLP, our independent public accountants that (i) this audit was subject to Arthur Andersen LLP's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and
(ii) that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen LLP was not relevant to this audit.

                                 Very truly yours,

                                 ANDRX CORPORATION


                                 By:  /s/ Angelo C. Malahias
                                    --------------------------------------------
                                      Angelo C. Malahias
                                      Vice President and Chief Financial Officer